UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2024

VIPER ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas, Suite 100 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement for the Secondary Equity Offering

On March 5, 2024, Viper Energy, Inc. (“Viper”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Diamondback Energy, Inc. (“Diamondback” or the “Selling Stockholder”) and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering (the “Secondary Offering”) by the Selling Stockholder of an aggregate of (i) 11,500,000 shares of Viper’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”), and (ii) up to 1,725,000 shares of Class A Common Stock that may be purchased by the Underwriters upon exercise of the Underwriters’ option to purchase additional shares of Class A Common Stock from the Selling Stockholder at the public offering price of $35.00 per share, less underwriting discounts and commissions. The Secondary Offering is expected to close on March 8, 2024. Viper will not receive any proceeds from the sale of shares in the Secondary Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of Viper and the Selling Stockholder and other customary obligations of the parties and termination provisions. Viper and the Selling Stockholder, in each case severally and not jointly, have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities. Under the Underwriting Agreement, Viper and the Selling Stockholder have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of Viper, file with the SEC a registration statement under the Securities Act relating thereto, without the prior written consent of J.P. Morgan Securities LLC, for a period of 45 days from the date of the Underwriting Agreement.

The Secondary Offering was made pursuant to Viper’s effective automatic shelf registration statement on Form S-3 (File No. 333-277668), filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024, and a prospectus, which consists of a base prospectus, filed with the SEC on March 5, 2024, a preliminary prospectus supplement, filed with the SEC on March 5, 2024, and a final prospectus supplement, filed with the SEC on March 7, 2024.

Certain of the Underwriters and their affiliates have provided in the past to Viper and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Viper and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Viper’s debt or equity securities or loans, and may do so in the future. The Underwriters and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 5, 2024, Viper issued a press release announcing the pricing of the Secondary Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K

Item 8.01. Other Events.

Immediately following the completion of the Secondary Offering, Diamondback will beneficially own approximately 49% of the voting power for the election of Viper’s directors and, because Diamondback’s ownership at such time will be less than 50%, Viper will cease to be a “controlled company” under the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”). Viper’s board of directors (the “Board”) currently has a majority of independent directors and also has a standing Audit Committee comprised of all independent directors, but Viper had previously elected to take advantage of certain exemptions from corporate governance requirements applicable to controlled companies under the Nasdaq Rules and does not currently have a compensation committee or a committee of independent directors that selects director nominees. Following the completion of the Secondary Offering, Viper will no longer be permitted to take advantage of the above-referenced corporate governance exemptions.

To comply with the Nasdaq Rules that will be applicable to Viper upon completion of the Secondary Offering, effective as of the closing of the Secondary Offering, the Board has formed (i) the Compensation Committee of the Board (the “Compensation Committee”) for purposes of making certain executive and other compensation decisions that are currently being made by the full Board and (ii) the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) for purposes of making certain nominating and corporate governance decisions that are currently being made by the full Board, with each such committee’s rights and obligations being subject to the terms and conditions of Viper’s certificate of incorporation and the Services and Secondment Agreement, dated as of November 2, 2023, pursuant to which Diamondback and its operating subsidiary Diamondback E&P LLC provide certain management and other services to Viper.

In connection with the foregoing, effective as of the closing of the Secondary Offering, the Board has appointed (i) Laurie H. Argo, Spencer D. Armour, III, James L. Rubin and W. Wesley Perry (the “Compensation Committee Directors”) to the Compensation Committee, and (ii) Laurie H. Argo, Frank C. Hu, W. Wesley Perry and Spencer D. Armour, III to the Nominating Committee. Each of these individuals currently serve as Viper’s directors and qualify as independent under the Nasdaq Rules, with the Compensation Committee Directors also qualifying as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Effective as of the closing of the Secondary Offering, Mr. Rubin will serve as the Chairman of the Compensation Committee and Ms. Argo will serve as the Chairman of the Nominating Committee, in each case until their respective successors are appointed by the Board.

Effective as of the closing of the Secondary Offering, the Board has also adopted formal written charters of the Compensation Committee and the Nominating Committee, which charters provide for specific duties, powers and authority of such committees and will be posted on Viper’s website at www.viperenergy.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1*	Underwriting Agreement, dated March 5, 2024, by and among Viper Energy, Inc., Diamondback Energy, Inc. and J.P. Morgan Securities LLC, as representative for the several underwriters.

99.1*	Press release dated March 5, 2024 entitled “Viper Energy Announces Pricing of Secondary Common Stock Offering by Diamondback Energy, Inc.”

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC

Date: March 7, 2024

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary